UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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◻	Preliminary Proxy Statement

◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

⌧	Definitive Proxy Statement

◻	Definitive Additional Materials

◻	Soliciting Material under §240.14a-12

Coherus BioSciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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◻	Fee paid previously with preliminary materials.

◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

COHERUS BIOSCIENCES, INC.

333 Twin Dolphin Drive, Suite 600

Redwood City, California 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2025

To the Stockholders of Coherus BioSciences, Inc.:

The 2025 Annual Meeting of Stockholders, or the 2025 Annual Meeting, of Coherus BioSciences, Inc., a Delaware corporation, or the Company, will be held virtually on June 11, 2025 at 1:30 p.m. PDT. Stockholders can attend the meeting via the internet at www.virtualshareholdermeeting.com/CHRS2025 by using the 16-digit control number that appears on the enclosed proxy card (printed in the box and marked by the arrow) and the instructions accompanying these proxy materials.

The 2025 Annual Meeting will be held for the following purposes:

1.	To elect three Class II directors to hold office until the 2028 Annual Meeting of Stockholders or until their successors are elected;
2.	To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025;
3.	To hold a vote on a non-binding, advisory resolution approving the compensation of the Company’s named executive officers, or a “Say-on-Pay” vote;
4.	To approve the amendment, or the ESPP Amendment, to the Company’s 2014 Employee Stock Purchase Plan; and
5.	To transact such other business as may properly come before the 2025 Annual Meeting or any continuation, adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders who owned the Company’s common stock at the close of business on April 24, 2025, or the Record Date, may vote at the 2025 Annual Meeting or any continuations, adjournments or postponements that take place. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten (10) days prior to the 2025 Annual Meeting for a purpose germane to the meeting by sending an email to IR@coherus.com, stating the purpose of the request and providing proof of ownership of Company stock.

We have elected to provide our proxy materials to our stockholders over the Internet as permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC. As a result, we are mailing most of our stockholders a paper copy of the Notice of Internet Availability of Proxy Materials, or the Notice, but not a paper copy of our proxy statement and our 2024 Annual Report to Stockholders. The proxy statement and annual report to stockholders are available at https://investors.coherus.com. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2024 Annual Report to Stockholders and a form of proxy card or voting instruction card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

You are cordially invited to attend the virtual 2025 Annual Meeting via the Internet. Whether or not you plan to attend the 2025 Annual Meeting, please vote as soon as possible. You may vote over the Internet or by a toll-free telephone number. If, however, you requested to receive paper proxy materials, then you may vote by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. Please note that any stockholder attending the virtual 2025 Annual Meeting may vote at the meeting, even if the stockholder has already returned a proxy card or voting instruction card.

Our Board of Directors recommends that you vote “FOR” the election of its director nominees, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm; “FOR” a non-binding, advisory resolution to approve the compensation of our named executive officers; and “FOR” the approval of the ESPP Amendment.

By Order of the Board of Directors:
/s/ Bryan McMichael
Bryan McMichael Chief Financial Officer

Redwood City, California

April 29, 2025

COHERUS BIOSCIENCES, INC.

333 Twin Dolphin Drive, Suite 600

Redwood City, California 94065

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2025

This proxy statement and our 2024 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, are available at our website at www.coherus.com and at www.proxyvote.com.

QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS

Why am I receiving these proxy materials?

We have made these proxy materials available to you on the Internet or, upon your request, have delivered paper proxy materials to you, because the Board of Directors of Coherus BioSciences, Inc., or the Company, is soliciting your proxy to vote at the 2025 Annual Meeting, or any adjournments or postponements that take place. The 2025 Annual Meeting will be held virtually on June 11, 2025 at 1:30 p.m. PDT, at www.virtualshareholdermeeting.com/CHRS2025. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. As a stockholder, you are invited to attend the 2025 Annual Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2025 Annual Meeting to vote.

What is included in the proxy materials?

The proxy materials include:

●	This proxy statement, which includes information regarding the proposals to be voted on at the 2025 Annual Meeting, the voting process, corporate governance, the compensation of our directors and named executive officers, and other required information;
●	Our 2024 Annual Report to Stockholders, which is our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and
●	The proxy card or a voting instruction card for the 2025 Annual Meeting.

The proxy materials are being mailed or made available to stockholders on or about April 18, 2025.

Why did I receive a Notice of Internet Availability of Proxy Materials, or the Notice, in the mail instead of a complete set of paper proxy materials?

We have elected to provide our proxy materials to our stockholders over the Internet as permitted by the rules of the SEC. As a result, we are mailing most of our stockholders a paper copy of the Notice, but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet, and how to request a paper copy of the proxy materials. All stockholders who have previously elected to receive a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail until the stockholder terminates such election.

Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Who can vote at the 2025 Annual Meeting?

Only stockholders of record at the close of business on April 24, 2025 will be entitled to vote at the 2025 Annual Meeting. On the Record Date, there were 115,922,573 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on April 24, 2025, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote at the virtual 2025 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2025 Annual Meeting, please vote as soon as possible by completing and returning the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, at the close of business on April 24, 2025, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2025 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the 2025 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the virtual 2025 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What proposals are scheduled for a vote?

There are four proposals scheduled for a vote at the 2025 Annual Meeting:

●	Proposal No. 1 – To elect three Class II directors to hold office until the 2028 Annual Meeting of Stockholders or until their successors are elected;
●	Proposal No. 2 – To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025;
●	Proposal No. 3 – To hold a vote on a non-binding, advisory resolution approving the compensation of the Company’s named executive officers (a “Say-on-Pay” vote); and
●	Proposal No. 4 – To approve the ESPP Amendment.

How do I vote?

For Proposal No. 1, you may either vote “FOR” all nominees to our Board of Directors or you may “WITHHOLD” your vote for any nominee you specify. For Proposal No. 2, Proposal No. 3 and Proposal No. 4, you may either vote “FOR” or “AGAINST” or you may abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the virtual 2025 Annual Meeting or vote by proxy by telephone or Internet or by mail. Whether or not you plan to attend the 2025 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2025 Annual Meeting and vote by following the instructions described below even if you have already voted by proxy.

●	To vote by attending the virtual 2025 Annual Meeting. You may vote your shares at www.virtualshareholdermeeting.com/CHRS2025 during the 2025 Annual Meeting. You will need the 16-digit control number which appears on the enclosed proxy card (printed in the box and marked by the arrow) and the instructions accompanying these proxy materials. For additional details on the virtual meeting, please see page 4 of this proxy statement.
●	To vote by proxy by telephone or Internet. If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received paper proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
●	To vote by proxy by mail. If you received paper proxy materials, you may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or other agent. To vote at the virtual 2025 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

Can I vote my shares by completing and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by telephone, by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a vote at the 2025 Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of the Company’s common stock you own as of April 24, 2025.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each nominee for director (Proposal No. 1); “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025 (Proposal No. 2); “FOR” the non-binding, advisory resolution to approve the compensation of the Company’s named executive officers (Proposal No. 3); and “FOR” the approval of the ESPP Amendment (Proposal No. 4). If any other matter is properly presented at the 2025 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the 2025 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed proxy with a later date.
●	You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at Coherus BioSciences, Inc., 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065.
●	You may attend the virtual 2025 Annual Meeting and vote at the meeting by following the instructions described above. Simply attending the 2025 Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or other agent, you should follow the instructions provided by your broker or agent.

How do I attend the virtual 2025 Annual Meeting?

The live audio webcast of the 2025 Annual Meeting will begin promptly at 1:30 p.m. PDT. Online access to the audio webcast will open approximately 15 minutes prior to the start of the 2025 Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

To attend the 2025 Annual Meeting, stockholders will need to log in to www.virtualshareholdermeeting.com/CHRS2025 using the 16-digit control number on the proxy card or voting instruction form.

Can I submit questions prior to or at the virtual 2025 Annual Meeting?

Stockholders may submit questions and vote on the day of, or during, the 2025 Annual Meeting on www.virtualshareholdermeeting.com/CHRS2025. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our 2025 Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the 2025 Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the 2025 Annual Meeting. Answers to any questions not addressed during the meeting will be posted following the meeting on our website at https://investors.coherus.com. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than two questions from a single stockholder.

Is technical assistance provided before and during the virtual 2025 Annual Meeting?

Beginning fifteen minutes prior to the start of and during the virtual 2025 Annual Meeting, we will have our support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call the technical assistance phone numbers that will be made available on the virtual meeting registration page fifteen minutes prior to the start time of the virtual meeting. The technical assistance team that will answer calls will not be able to help with procuring your 16-digit control number to gain access to the meeting. Control numbers can be found in your proxy materials or requested through your bank or broker.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in person, or by remote communication, if applicable, or represented by proxy at the 2025 Annual Meeting. Shares are considered present “in person” if voted by the holder of those shares or by proxy during the 2025 Annual Meeting. On the Record Date, there were 115,922,573 shares outstanding and entitled to vote. Accordingly, the holders of 57,961,287 shares must be present at the 2025 Annual Meeting or represented by proxy to have a quorum. Your shares will be counted toward the quorum at the 2025 Annual Meeting only if you vote at the meeting, or you submit a valid proxy vote.

Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy may adjourn the 2025 Annual Meeting to another date.

How are votes counted?

Votes will be counted by the Inspector of Elections appointed for the 2025 Annual Meeting. The Inspector of Elections will separately count:

●	“FOR,” “WITHHOLD” and broker non-votes for Proposal No. 1 (the election of directors);
●	“FOR” and “AGAINST” votes, abstentions and broker non-votes, if any, for Proposal No. 2 (the ratification of the selection of Ernst & Young LLP as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2025);
●	“FOR” and “AGAINST” votes, abstentions and broker non-votes for Proposal No. 3 (the non-binding, advisory resolution to approve the compensation of the Company’s named executive officers); and
●	“FOR” and “AGAINST” votes, abstentions and broker non-votes for Proposal No. 4 (the ESPP Amendment).

If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).

What are “broker non-votes”?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Proposal No. 1 to elect directors, Proposal No. 3 to vote on the non-binding, advisory resolution to approve the compensation of the Company’s named executive officers and Proposal No. 4 to approve the ESPP Amendment are “non-routine” matters, but Proposal No. 2 to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025 is a “routine” matter. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1, Proposal No. 3 and Proposal No. 4. Broker non-votes will not be counted toward the vote total for any proposal at the 2025 Annual Meeting.

How many votes are needed to approve each proposal?

●	Proposal No. 1 – To elect three Class II directors to hold office until the 2028 annual meeting of the Company’s stockholders or until their successors are elected. The three nominees receiving the most “FOR” votes (from the votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Broker non-votes will not be counted towards the vote total for this proposal.
●	Proposal No. 2 – To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025. “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non-votes) are required to approve this proposal. Because Proposal No. 2 is considered a “routine” matter, no broker non-votes are expected to exist in connection with this proposal.
●	Proposal No. 3 – A non-binding, advisory resolution approving the compensation of the Company’s named executive officers. “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non‑votes) are required to approve this proposal. Broker non-votes will not be counted towards the vote total for this proposal.
●	Proposal No. 4 – To approve the ESPP Amendment, “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non‑votes) are required to approve this proposal. Broker non-votes will not be counted towards the vote total for this proposal.

How can I find out the results of the voting at the 2025 Annual Meeting?

We will disclose final voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2025 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8-K to disclose preliminary voting results and file an amended Current Report on Form 8-K within four business days after the date the final voting results are available.

When are stockholder proposals due for next year’s annual meeting?

Pursuant to Rule 14a-8, to be considered for inclusion in the proxy materials for the 2026 annual meeting of the Company’s stockholders, your proposal must be submitted in writing by December 30, 2025, to the Company’s Corporate Secretary at Coherus BioSciences, Inc., 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065. However, if the meeting is not held between May 12, 2026 and July 11, 2026 then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting.

If you wish to submit a proposal before the stockholders or nominate a director at the 2026 annual meeting of the Company’s stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify the Company’s Corporate Secretary in writing between February 11, 2026 and March 13, 2026. However, if the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after June 11, 2025, then you must give notice not later than the 90th day prior to that meeting or, if later, the 10th day following the day on which public disclosure of that annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than April 12, 2026, however, if the date of next year’s annual meeting has changed by more than 30 days from June 11, 2026, then notice must be provided by the later of 60 days before the date of next year’s annual meeting or the 10th day after the day on which the Company publicly announces the date of next year’s annual meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class is required to consist, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Except as otherwise provided by law, vacancies on the Board of Directors may be filled only by individuals elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Our Board of Directors currently consists of ten directors divided into the three following classes:

●	the Class I directors are Rita A. Karachun, Lee N. Newcomer, MD and Charles W. Newton and their terms will expire at the 2027 annual meeting of the Company’s stockholders;
●	the Class II directors are Jill O’Donnell-Tormey, Ph.D., Michael Ryan, Ali J. Satvat and Mark D. Stolper, and their terms are expiring at the 2025 Annual Meeting; and
●	the Class III directors are Georgia Erbez, Dennis M. Lanfear and Mats L. Wahlström, and their terms will expire at the 2026 annual meeting of the Company’s stockholders.

Our current Class II directors are Jill O’Donnell-Tormey, Ph.D., Michael Ryan, Ali J. Satvat and Mark D. Stolper. Mr. Stolper informed the Board of Directors of his intention not to stand for re-election to the Board in April 2025 and the Board subsequently determined to reduce the size of the Board from ten members to nine members effective immediately prior to the election of directors at the 2025 Annual Meeting. Jill O’Donnell-Tormey, Ph.D., Michael Ryan and Ali J. Satvat have been nominated to serve as Class II directors and have agreed to stand for election. If the nominees for Class II are elected at the 2025 Annual Meeting, then each nominee will serve for a three-year term expiring at the 2028 annual meeting of the Company’s stockholders, or until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the three nominees for Class II named above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by the Company’s management or the Board of Directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2025 Annual Meeting. Our Board of Directors and management encourage each nominee for director and each continuing director to attend the 2025 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE THREE CLASS II NOMINEES FOR DIRECTOR.

CLASS I DIRECTORS – To continue in office until the 2027 annual meeting of the Company’s stockholders

Rita A. Karachun, age 61, has served on our Board of Directors since May 2024. Ms. Karachun served at Merck & Co., Inc. as SVP and Global Controller from March 2014 until December 2023 where she managed a global team covering accounting and operational aspects of the company, including leading and developing the operating model for finance and driving the acceleration of the company’s global shared service model. Before becoming SVP and Global Controller, from February 2007 until February 2014, Ms. Karachun was Assistant Controller at Merck & Co., Inc.

Previously, from 1996 until 2006, Ms. Karachun was Assistant Controller – Chief Accountant at AT&T Corp., where her work included leading the finance and accounting activities for the initial public offering of AT&T Capital Corp. Ms. Karachun has served as a member of the board of directors of Jersey Battered Women’s Service since July 2016. Ms. Karachun holds a B.S. in Accounting from Fairleigh Dickinson University. We believe Ms. Karachun is qualified to serve on our Board of Directors because of her management and financial expertise and various leadership roles in the pharmaceutical industry.

Lee N. Newcomer, MD, age 72, has served as a member of our Board of Directors since February 2022. Dr. Newcomer is a medical oncologist with a career spanning clinical medicine, healthcare administration and payer management. The majority of his career was with UnitedHealth Group. He was their Chief Medical Officer from 1991 to 2001. He returned in 2006 to lead an initiative combining clinical, financial and program management experts to focus on cancer care and departed UnitedHealth Group in March 2018. This team was the first to complete an episode payment program for cancer treatment and it created the first commercial cancer database combining clinical and claims data. From April 2018 to the present Dr. Newcomer has been working as a principal at Lee N. Newcomer Consulting. Prior to his work at UnitedHealth Group Dr. Newcomer practiced medical oncology for nine years in Minneapolis and Tulsa, Oklahoma. He is a former Chairman of Park Nicollet Health Services (HealthPartners), an integrated system of physicians and hospitals based in Minnesota with national recognition for its leadership in quality, safety, and cost effectiveness. He is a director at Myriad Genetics, Inc. and Cellworks Group Inc. Dr. Newcomer earned his MD degree from the University of Nebraska College of Medicine. His clinical training included an internal medicine residency at the University of Nebraska Medical Center and a medical oncology fellowship at the Yale University School of Medicine. He completed a Master of Health Administration from the University of Wisconsin at Madison in 1990. Dr. Newcomer was selected to serve on our Board of Directors because of his extensive experience and background in the healthcare sector.

Charles W. Newton, age 54, has served as a member of our Board of Directors since May 2022. Mr. Newton has served as Lyell Immunopharma, Inc.’s Chief Financial Officer since February 2021. From November 2015 to February 2021, he served as Managing Director & Co-Head of Healthcare Investment Banking in the Americas at Bank of America. From September 2010 to November 2015, Mr. Newton served as Managing Director at Credit Suisse, where his last position was Co-Head of Healthcare Investment Banking in the Americas. From June 1996 to September 2010, he served in the investment banking division at Morgan Stanley where his last position was Managing Director and Head of Western Region Healthcare Investment Banking. He currently serves as a member of the board of directors of 2seventy bio, Inc., a publicly traded company, and until its acquisition by Roche in February 2024, Carmot Therapeutics, a private biopharmaceutical company. Mr. Newton received an M.B.A. from The Tuck School at Dartmouth College and a B.S. in Finance from Miami University. We believe that Mr. Newton is qualified to serve on our Board of Directors due to his management and financial expertise in the healthcare sector.

CLASS II NOMINEES FOR DIRECTORS – To be elected for a three-year term expiring at the 2028 annual meeting of the Company’s stockholders

Jill O’Donnell-Tormey, Ph.D., age 69, has served as a member of our Board of Directors since May 2022. Dr. O’Donnell-Tormey served as the Chief Executive Officer and the Director of Scientific Affairs of the Cancer Research Institute, or CRI, a nonprofit organization dedicated to advancing immunotherapy, from 1993 until September 2024. Under her leadership, the CRI saw its annual budget increase from $5 million to over $40 million. Dr. O’Donnell-Tormey joined CRI in 1987 and served as its Director of Scientific Affairs until 1993. Dr. O’Donnell-Tormey was a member of the board of directors of HemaCare Corporation, a blood banking company, from 2018 to 2020. She received a B.S. in Chemistry, summa cum laude, from Fairleigh Dickinson University and a Ph.D. in Cell Biology from the State University of New York Health Science Center. We believe that Dr. O’Donnell Tormey is qualified to serve on our Board of Directors due to her background and various leadership roles in the life sciences field.

Michael Ryan, age 70, has served on our Board of Directors since July 2023. Dr. Ryan is currently the Founder and Chief Executive Officer of Koios Enterprises & Consulting, an executive consulting firm specializing in patient access with a focus on evidence generation, value, pricing and policy solutions that enable patient access. Dr. Ryan has four decades of experience working in academia and the biopharmaceutical industry bringing therapeutics to patients, and previously served as Senior Vice President, U.S. and Worldwide Value, Access, Pricing and Health Economics and Outcomes Research at Bristol-Myers Squibb Company, or BMS, a multinational pharmaceutical company from

December 2015 to March 2023. From 2015 to 2017, he served as Senior Vice President, U.S. Value, Access, Policy and Health Economics and Outcomes Research at BMS. Prior to BMS, from December 1999 to December 2015, he served as Vice President and General Manager, U.S. Reimbursement, Value, and Access at Amgen Inc., or Amgen, a multinational pharmaceutical company. Prior to Amgen, he served as Vice President, Department of Pharmacy at the University of Pittsburgh Medical Center, Chairman, Department of Pharmacy and Therapeutics at the University of Pittsburgh School of Pharmacy and Associate Director and Clinical Associate Professor at the University of Michigan Hospitals’ Department of Pharmacy Services and College of Pharmacy. Dr. Ryan earned his B.A. at the University of California, Los Angeles and his Pharm.D. from the University of California at San Francisco. He completed his residency program in Hospital and Clinical Pharmacy at the University of Michigan. We believe Mr. Ryan is qualified to serve on our Board of Directors because of his background and various leadership roles in the pharmaceutical field.

Ali J. Satvat, age 47, has served as a member of our Board of Directors since May 2014. Mr. Satvat joined KKR in January 2012 and is a Partner, Co-Head of the Health Care industry team within KKR’s Americas Private Equity platform, and Global Head of KKR Health Care Strategic Growth. Mr. Satvat is a member of the Investment Committee for KKR’s Americas Private Equity platform and chairs the Investment Committee for KKR Health Care Strategic Growth. Mr. Satvat has served as a member of the boards of directors of numerous privately held and public companies, including BridgeBio Pharma, Inc. since March 2016, PRA Health Sciences, Inc. from September 2013 through April 2018, Eidos Therapeutics, Inc. from June 2018 through January 2021, and Impel Pharmaceuticals, Inc. from December 2018 through April 2024. Prior to joining KKR, Mr. Satvat was a Principal with Apax Partners, where he invested in healthcare from 2006 to 2012. Previously, Mr. Satvat held various positions with Johnson & Johnson Development Corporation, Audax Group, and The Blackstone Group. Mr. Satvat holds an A.B. in History and Science from Harvard College and an M.B.A. in Health Care Management and Entrepreneurial Management from the Wharton School of the University of Pennsylvania. Mr. Satvat previously served as a member of the board of directors of the Healthcare Private Equity Association. We believe that Mr. Satvat is qualified to serve on our Board of Directors based on his extensive investment and board experience in the healthcare industry.

CLASS II DIRECTOR NOT STANDING FOR RE-ELECTION TO THE BOARD – To continue in office until immediately prior to election of directors at the 2025 Annual Meeting

Mark D. Stolper, age 53, has been a member of our Board of Directors since January 2021. Mr. Stolper has served as Executive Vice President and Chief Financial Officer of RadNet, Inc., a public medical diagnostic imaging centers company, since July 2004, and previously served as a member of the board of directors of RadNet, Inc. from March 2004 to July 2004. He has had diverse experiences in investment banking, private equity, venture capital investing and operations including: in 1999, Mr. Stolper co-founded Broadstream Capital Partners; from 1997 to 1999, Mr. Stolper worked in business development for Eastman Kodak; from 1995 to 1997, Mr. Stolper was a member of Archon Capital Partners; and from 1993 to 1995, Mr. Stolper was a member of the corporate finance group at Dillon, Read & Co., Inc. Mr. Stolper has served on the board of directors of Rotech Healthcare Inc., a private medical equipment company, since February 2016. Previously, Mr. Stolper served as a member of the board of directors of the following companies: Surgalign Holdings, Inc. from March 2017 to October 2023; 21st Century Oncology Holdings, Inc. from January 2018 to May 2020; Surgical Solutions LLC from 2015 to February 2017; On Track Innovations, Ltd. from 2012 until 2016; Physiotherapy Associates from 2013 to 2016; Alco Stores, Inc. from 2014 to 2015; and Compumed, Inc. from 2008 to 2014. Mr. Stolper graduated with a B.A. in Economics from the University of Pennsylvania and a B.S.E. in finance from the Wharton School. Additionally, Mr. Stolper earned a postgraduate Award in Accounting from the University of California, Los Angeles. We believe Mr. Stolper is qualified to serve as a director due to his management and financial expertise and his experience serving on boards of directors of both public and private healthcare companies.

CLASS III DIRECTORS – To continue in office until the 2026 annual meeting of the Company’s stockholders

Georgia Erbez, age 58, has served on our Board of Directors since February 2024. Ms. Erbez currently serves as Chief Financial Officer of Codexis, Inc. since September 2024. She has served as Managing Director of Axiom Financial Partners, a financial consulting firm, since November 2014. Ms. Erbez also previously served as the Chief Operating Officer of Walking Fish Therapeutics, Inc., a biotechnology company, from September 2022 to October 2023, and as Chief Financial Officer of Harpoon Therapeutics, Inc., an immuno-oncology company, from October 2018 to September

2022. Ms. Erbez previously served on the board of directors of AltiBio, Inc., a private biotechnology company, from September 2018 to March 2023, Sierra Oncology, Inc., a public biopharmaceutical company until its acquisition by GSK plc, from June 2021 to July 2022, and Artelo Biosciences, Inc., a public clinical stage biopharmaceutical company, from September 2017 to December 2019. Ms. Erbez earned her B.A. at the University of California, Davis. We believe Ms. Erbez is qualified to serve as a director because of her significant experience and background in the finance and biotechnology sector.

Dennis M. Lanfear, age 69, is our co-founder and has served as our President and Chief Executive Officer and Chairman of our Board of Directors since our inception in September 2010. Mr. Lanfear previously was President of InteKrin Therapeutics Inc., a biopharmaceutical company, from 2005 to May 2010. Prior to that, Mr. Lanfear served in various senior leadership roles at Amgen Inc., a biopharmaceutical company from 1986 to 1999. While at Amgen, Mr. Lanfear had key leadership positions in the Process Development department, which under his management became an area of key strategic advantage for Amgen. From 1997 to 1999 Mr. Lanfear was Vice President, Market Development, focusing on long-term strategy for Epogen®, a multi-billion dollar drug. Mr. Lanfear also held senior leadership roles in several product development programs including those for growth factors, somatotrophins and neurotrophins and directed efforts from preclinical studies to Phase 3 clinical trials at Amgen. Mr. Lanfear is currently a director for Neuvogen, Inc, a cancer vaccine company, and is Chair of the Neuvogen Financing Committee. Mr. Lanfear holds B.S. degrees in Chemical Engineering and Biochemistry from Michigan State University and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles. We believe Mr. Lanfear is qualified to serve on our Board of Directors because of his background and various leadership roles in the biopharmaceutical field.

Mats L. Wahlström, age 70, has served as a member of our Board of Directors since January 2012. He currently serves as the Co-Chairman of HW Investment Partners, LLC, Chairman of Triomed AB since October 2016, Chairman of TriSalus Lifesciences Inc. since January 2017 and Chairman of Caduceus Medical Holdings, Inc. since August 2010. Mr. Wahlström served as a senior leader and Executive Chairman of KMG Capital Partners, LLC from April 2012 to May 2023. He has served on the boards of directors of Alteco Medical AB since October 2012 and Circuit Clinical Solutions, Inc. since July 2016. He served as a director of Health Grades, Inc., a Nasdaq-listed healthcare ratings company, from March 2009 through its sale to a private equity firm in October 2010, as a director of Getinge AB, a Swedish Stock Exchange-listed medical device company, from March 2012 to March 2017, and as a director of Zynex Inc., an over-the-counter medical device manufacturer, from October 2010 through January 2014. From January 2004 to December 2009, Mr. Wahlström served as co-CEO of Fresenius Medical Care North America and a member of the management board at Fresenius Medical Care AG & Co. KGAA. From November 2002 to December 2009, he served as President and CEO of Fresenius Medical Services, which operated more than 1,700 dialysis clinics in the U.S. Prior to joining Fresenius Medical Care in 2002, he held various positions at Gambro AB in Sweden, including President of Gambro North America and Chief Executive Officer of Gambro Healthcare Inc. as well as Chief Financial Officer of the Gambro Group. Mr. Wahlström has a B.S. degree in Economics and Business Administration from University of Lund, Sweden. We believe Mr. Wahlström is qualified to serve on our Board of Directors because of his extensive management and director experience in the life sciences and healthcare sectors.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Ernst & Young LLP, or EY, as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and is seeking ratification of such selection by our stockholders at the 2025 Annual Meeting. EY has audited our financial statements for the fiscal years ended December 31, 2024 and 2023. Representatives of EY are expected to be present at the 2025 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EY. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of a majority of the shares cast at the 2025 Annual Meeting will be required to ratify the selection of EY. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

The following information sets out the fees for professional services rendered by EY, during the fiscal years 2024 and 2023:

	Year Ended December 31,
	2024	2023

Audit Fees(1)	$4,208,657	$3,471,389
Audit-Related Fees(2)	—	—
Tax Fees(3)	114,370	75,958
All Other Fees(4)	—	—
Total All Fees	$4,323,027	$3,547,347

(1)	This category consists of fees for professional services for the audit of the Company’s 2024 and 2023 annual financial statements, the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 with respect to each of those years, the review of quarterly financial statements, issuance of comfort letters and consents, and for services that are normally provided by the independent registered public accounting firm in connection with other statutory and regulatory filings or engagements.
(2)	This category consists of fees for assurance and related services reasonably related to the performance of the audit or review of financial statements and that are not reported under the Audit Fees category. We did not incur any such fees in this category in 2024 or 2023.
(3)	This category consists of fees for professional services rendered for tax compliance, tax advice and tax planning.
(4)	This category consists of fees for any other products and professional services provided by EY. We did not incur any such fees in 2024 or 2023.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by the independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and available at https://investors.coherus.com. The Audit Committee has considered the role of EY in providing audit and audit-related services to the Company and has concluded that such services are compatible with EY’s role as the Company’s independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://investors.coherus.com.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2024. The Audit Committee has discussed with EY, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board, or PCAOB. In addition, the Audit Committee has discussed with EY their independence and received from EY the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with EY, with and without management present, the scope and results of EY’s audit of the financial statements for the fiscal year ended December 31, 2024.

Based on these reviews and discussions, the Audit Committee has recommended to our Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Audit Committee

Mark D. Stolper

Mats L. Wahlström

Ali J. Satvat

Georgia Erbez

Rita A. Karachun

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Dodd-Frank, enables our stockholders to vote to approve, on a non-binding basis, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This vote is commonly known as a “say-on-pay” vote. Accordingly, we are seeking a non-binding, advisory vote to approve the compensation of our named executive officers as described in the section of this proxy statement titled “Executive Compensation” and the compensation tables and accompanying narrative disclosure that follow.

Our Compensation Committee and Board of Directors believe that the information provided in the section of this proxy statement titled “Executive Compensation”, the compensation tables and accompanying narrative disclosure demonstrates that our executive compensation program is designed appropriately, emphasizes pay for performance and aligns management’s interests with our stockholders’ interests to support long-term value creation.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

RESOLVED, that stockholders of Coherus BioSciences, Inc. approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, the compensation tables and the accompanying narrative disclosure of this proxy statement.

While the vote on this resolution is advisory and not binding on us, our Compensation Committee and Board of Directors value thoughtful input from stockholders and will consider the outcome of the vote on this resolution when considering future executive compensation decisions. Our Board of Directors has adopted a policy of providing for annual advisory votes from stockholders on named executive officer compensation. Unless our Board of Directors modifies its policy on the frequency of future say-on-pay advisory votes, the next “say-on-pay” advisory vote will be held at the 2026 annual meeting of the Company’s stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE, ON A NON-BINDING, ADVISORY BASIS, FOR THE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT OF THE 2014 EMPLOYEE STOCK PURCHASE PLAN

Introduction

Our stockholders are being asked to approve an amendment to our 2014 Employee Stock Purchase Plan, or the ESPP, attached as Appendix A to this Proxy Statement. Our Board approved the amendment to the ESPP on April 23, 2025, subject to stockholder approval. The ESPP, as amended, is referred to herein as the “Amended ESPP.” The Amended ESPP will become effective as of the date our stockholders approve the ESPP Amendment.

Overview of Proposed Amendment

Increase in Share Reserve and Elimination of Evergreen. We strongly believe that an employee stock purchase plan is a powerful incentive and retention tool that benefits employees and stockholders. As of April 24, 2025, a total of 3,520,000 shares of our common stock were reserved under the ESPP, the aggregate number of shares of common stock subject to awards under the ESPP was 2,802,749 and a total of 717,251 shares of common stock remained available under the ESPP for future issuance. The ESPP contained an “evergreen provision” that allowed for an annual increase in the number of shares available for issuance under the ESPP on January 1 of each year from 2015 to 2024, equal to the lesser of 1% of our outstanding common stock (on an as-converted basis) on the last day of the immediately preceding fiscal year or a smaller amount determined by our Board of Directors. These increases are included in the shares available for issuance under the ESPP set forth above.

If the ESPP Amendment is approved, an additional 1,500,000 shares will be reserved for issuance under the Amended ESPP over the existing share reserve under the ESPP. The ESPP Amendment also removes the evergreen provision by providing that there will not be additional automatic increases in the number of shares reserved for issuance under the ESPP.

The Amended ESPP is not being amended in any material respect other than to reflect the changes described above.

Stockholder Approval

Stockholder approval of the Amended ESPP is necessary in order for us to meet the stockholder approval requirements of NASDAQ and to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended, or the Code.

Key Historical Equity Metrics

In determining the number of shares of common stock to request for approval to reserve for issuance under the Amended ESPP, our management team worked with the Compensation Committee to evaluate a number of factors, including our recent share usage under the ESPP, anticipated share usage under the ESPP, and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the ESPP Amendment. Specifically, the Compensation Committee considered the following:

●	As of April 24, 2025, the ESPP had approximately 717,251 shares available for future issuance. If the Amended ESPP is not approved, we estimate that we would have enough shares remaining under the ESPP to continue making awards for approximately six months, assuming we continue to operate the ESPP consistent with our historical usage and expected practices, and noting that future circumstances may require us to make changes to our expected practices.

●	By increasing the share reserve under the ESPP, we expect to be able to continue to provide our employees with the opportunity to purchase shares of our common stock under the Amended ESPP for approximately two to three years, assuming employee participation in the Amended ESPP is consistent with historical levels, and noting that future circumstances may require us to change our expected practices.

In light of the factors described above, and the fact that the ability to continue to offer an employee stock purchase plan is vital in our view to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board has determined that the size of the share reserve under the ESPP, as amended by the ESPP Amendment, is reasonable and appropriate at this time.

Summary of the Amended ESPP

The principal features of the Amended ESPP are summarized below, but the summary is qualified in its entirety by reference to the ESPP, which was filed as Exhibit 10.14 to Amendment No. 3 to our Form S-1 filed with the Securities and Exchange Commission on October 24, 2014, and the ESPP Amendment, which is attached as Appendix A to this proxy statement.

Purpose. The Amended ESPP’s purpose is to provide employees with an opportunity to acquire an equity ownership interest in the Company, to help such employees provide for their future security, and to encourage employees to remain in the employ of the Company.

Eligibility. Generally, all employees of the Company and its designated subsidiaries are eligible to participate in the Amended ESPP, although the Compensation Committee may impose additional eligibility requirements consistent with the Code. However, any employee who owns or is deemed to own through attribution 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary is excluded from participating in the Amended ESPP. As of April 24, 2025, there were approximately 188 employees eligible to participate in the Amended ESPP.

Administration. The Amended ESPP will be administered by the Compensation Committee, which may delegate administrative tasks under the Amended ESPP to the services of an agent and/or employees to assist in the administration of the Amended ESPP, including establishing and maintaining an individual securities account under the Amended ESPP for each participant. The Compensation Committee has the power, subject to and within the limitations of, the express provisions of the Amended ESPP, to establish offering periods; to determine when and how options are to be granted and the provisions and terms of each offering period; to select designated subsidiaries; and to construe and interpret the Amended ESPP, the terms of any offering period and options, and to adopt rules for the administration, interpretation, and application of the Amended ESPP. The Compensation Committee is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Compensation Committee under the Amended ESPP.

Shares Available for Awards. Subject to adjustment by the plan administrator in the event of certain changes in our corporate structure (as described below), the aggregate number of shares of common stock reserved for sale and authorized for issuance under the Amended ESPP will be 5,020,000 shares.

Participation. Employees may become participants in the Amended ESPP for an offering period by completing an enrollment election form prior to the enrollment date of the applicable offering period, which will designate a whole percentage or fixed dollar amount of the employee’s compensation to be withheld by us as payroll deductions under the Amended ESPP during the offering period. Unless otherwise determined by the plan administrator or changed by the participant, a participant’s enrollment election and designated payroll deduction or contribution rate will continue for future offering periods (for so long as such participant remains eligible to participate in the Amended ESPP).

Offerings; Purchase Periods.

●	Offerings; Purchase Periods. Under the Amended ESPP, participants are offered the right to purchase shares of our common stock at a discount during a series of offering periods. Offering periods under the Amended ESPP are six (6) month periods, commencing on May 16 and November 16 of each year; provided, that an offering period may be no more than five years long (or, if the purchase price may be less than 85% of the fair market value of our common stock on the purchase date, no more than twenty-seven (27) months long). Accumulated employee payroll deductions will be used to purchase shares of our common stock on each purchase date during an offering period.
●	Enrollment and Contributions. The Amended ESPP permits participants to purchase our common stock through payroll deductions of a whole percentage of their eligible compensation, which may not be less than 1% and may be up to the lesser of (i) 15% of eligible compensation or (ii) $25,000 per offering period.
●	Limitations on Purchases. Except as otherwise determined by the plan administrator, the maximum number of shares that may be purchased by a participant during any offering period will be 5,000 shares. In addition, a participant may not subscribe for more than $25,000 worth of shares under the Amended ESPP per calendar year in which such rights to purchase stock are outstanding (considered together with any other ESPP maintained by us or certain parent or subsidiary entities) based on the fair market value of the shares at the time the option is granted.
●	Options. On the first trading day of each offering period, each participant will be granted an option to purchase shares of our common stock. Unless a participant has previously withdrawn his or her participation in, or has otherwise become ineligible to participate in, the Amended ESPP prior to any applicable purchase date, the option will be exercised on the applicable purchase date(s) during the offering period to the extent of the payroll deductions accumulated during the offering period. The participant will purchase the maximum number of whole shares of our common stock that his or her accumulated payroll deductions will buy at the option price, subject to the participation limitations described above, and any remaining amount in the participant’s account will be refunded to the participant. However, the plan administrator has the discretion to provide that fractional shares will be purchased on the applicable purchase date(s).
●	Option Price. The option price for each offering period will be 85% of the lesser of (i) the fair market value of a share of common stock on (a) the applicable grant date (the first trading day of the offering period) and (b) the applicable exercise date (the last trading day of the offering period), provided that in no event will the option price per common stock be less than the par value per share of the common stock.
●	Payroll Deduction Changes; Suspensions; Withdrawals; Terminations of Employment. A participant may suspend his or her payroll deductions or contributions during an offering period by delivering a notice of suspension to us in such form and at such time prior to the exercise date for such offering period, as may be established by the Compensation Committee, or a Withdrawal Election. A participant electing to withdraw from the Amended ESPP may elect to either (i) withdraw all of the funds then credited to his or her plan account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such plan account will be returned to the participant in one (1) lump-sum payment in cash within thirty (30) days after such election is received by the Company, without any interest thereon, and the participant will cease to participate in the Amended ESPP and the participant’s option for such offering period will terminate; or (ii) exercise the option for the maximum number of whole shares of common stock on the applicable exercise date with any remaining plan account balance returned to the participant in a lump-sum payment in cash within thirty (30) days after such exercise date, without any interest, and after such exercise cease to participate in the Amended ESPP. Upon receipt of a Withdrawal Election, the participant’s payroll deduction authorization and his or her option to purchase under the Amended ESPP will terminate. Participation in the ESPP ends automatically upon a participant’s ceasing to be an eligible employee.

Transfer Restrictions. A participant may not transfer (other than by will or the laws of descent and distribution) any option granted under the Amended ESPP and, during a participant’s lifetime, options granted under the Amended ESPP will be exercisable only by such participant. No option or interest or right to the option will be available to pay off any debts, contracts or engagements of the participant or his or her successors in interest or will be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option will have no effect.

Adjustments upon Changes in Capitalization, Dissolution or Liquidation, or Merger or Asset Sale. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us, the plan administrator will proportionately adjust the number of shares authorized for issuance under the Amended ESPP but not yet placed under an option, as well as the price per share and the number of shares of common stock covered by each option under the Amended ESPP which has not yet been exercised.

In the event of the proposed dissolution or liquidation of the Company, the offering period then in progress will be shortened by setting a new exercise date, or New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Compensation Committee. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Compensation Committee will notify each participant in writing, at least ten business days prior to the New Exercise Date, that the exercise date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the offering period.

In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any offering periods then in progress will be shortened by setting a New Exercise Date and any offering periods then in progress will end on the New Exercise Date. The New Exercise Date will be before the date of the Company’s proposed sale or merger. The Compensation Committee will notify each participant in writing, at least ten business days prior to the New Exercise Date, that the exercise date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period.

Tax Withholding. We have the authority to deduct and withhold from any payment otherwise due to a participant, or require a participant to remit to us, an amount sufficient to satisfy any federal, state, local and foreign taxes required to be withheld under applicable law with respect to any taxable event concerning a participant arising as a result of the Amended ESPP.

Amendment or Termination. The Board may, in its sole discretion, amend, suspend or terminate the Amended ESPP at any time; provided, however, that without approval of the Company’s stockholders given within twelve (12) months before or after action by the Board, the Amended ESPP may not be amended to increase the maximum number of shares of common stock subject to the Amended ESPP or change the designation or class of eligible employees; and provided, further that without approval of the Company’s stockholders, the Amended ESPP may not be amended in any manner that would cause the Amended ESPP to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. In the event the Compensation Committee determines that the ongoing operation of the Amended ESPP may result in unfavorable financial accounting consequences, the Compensation Committee may, to the extent permitted under Section 423 of the Code, in its discretion and, to the extent necessary or desirable, modify or amend the Amended ESPP to reduce or eliminate such accounting consequences by taking the following non-exhaustive list of actions: (i) altering the option price for any offering period including an offering period underway at the time of the change in option price; (ii) shortening any offering period so that the offering period ends on a new exercise date, including an offering period underway at the time of the administrator action; and (iii) allocating shares of common stock. Such modifications or amendments will not require stockholder approval or the consent of any participant.

Federal Income Tax Consequences of the Amended ESPP

The following is a general summary of the current law of the principal U.S. federal income tax consequences to us and our employees under the Amended ESPP. The following summary discusses the general federal income tax principles applicable to the Amended ESPP and is provided only for general information. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and also depend on individual circumstances. This summary is not intended as tax advice to employees, who should consult their own tax advisors.

The Amended ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. For federal income tax purposes, a participant in the Amended ESPP generally will not recognize taxable income on the grant or exercise of an option under the Amended ESPP, nor will we be entitled to any deduction at that time. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. If stock acquired upon exercise of an option acquired under the Amended ESPP is held for a minimum of two years from the date of grant and one year from the date of exercise, the participant (or the participant’s estate) will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (ii) the excess of the fair market value of the shares on the date the option was granted over the purchase price. Any additional gain will be treated as long-term capital gain.

If the holding period requirements are not met, the participant will recognize ordinary income at the time of the disposition equal to the excess of the fair market value of the shares on the date the option is exercised over the purchase price, with any remaining gain or loss being treated as capital gain or capital loss. However, if the holding period requirements are not met and the amount realized at the time of disposition is less than the fair market value of the shares at the time of exercise, the participant will recognize ordinary income to the extent of the excess of the fair market value of such shares on the date the option was exercised over the purchase price for such shares, and a capital loss to the extent the fair market value of such shares on the exercise date exceeds the amount realized upon disposition.

We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on a disqualifying disposition of the shares, subject to Code limitations.

Stock Price

The closing price of the Company’s common stock on Nasdaq as of April 24, 2025 was $1.01 per share.

New Plan Benefits

The number of shares that may be purchased under the Amended ESPP will depend on each employee’s voluntary election to participate, the rate of contributions by such employees and the purchase price of the shares issuable under the Amended ESPP at future dates. Accordingly, it is not possible to determine the value of the future benefits which may be received by participants under the Amended ESPP.

Plan Benefits

The table below provides information regarding the shares of our common stock purchased by our named executive officers and certain other persons under the ESPP from inception through April 24, 2025:

	Number of Shares Purchased under the ESPP (#)	Dollar Value ($)
Named Executive Officers:
Dennis M. Lanfear, President and Chief Executive Officer	—	—
Bryan McMichael, Chief Financial Officer	6,486	6,551
Paul Reider, Chief Commercial Officer	16,198	16,360
All Current Executive Officers as a Group	22,684	22,911
All Current Non-Executive Directors as a Group	—	—
Current Director Nominees:
Jill O’Donnell-Tormey, Ph.D.	—	—
Michael Ryan	—	—
Ali J. Satvat	—	—
Each Associate of any such Directors, Executive Officers or Director Nominees	—	—
Each Other Person who Received or is to Receive 5% of such Options or Rights	—	—
All Non-Executive Employees as a Group	2,780,065	2,807,866

Recommendation

In order to be approved, this proposal must be approved by the affirmative vote of a majority of the shares of common stock present in person or by proxy and cast at the 2025 Annual Meeting.

The Board unanimously recommends that you vote “FOR” the approval of the ESPP Amendment to the Coherus BioSciences, Inc. 2014 Employee Stock Purchase Plan.

CORPORATE GOVERNANCE

Board Composition

Director Independence

Our Board of Directors currently consists of ten members. Our Board of Directors has determined that all of our directors, as well as each individual nominated by our Board of Directors for election to our Board of Directors at the 2025 Annual Meeting, other than Mr. Lanfear, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Lanfear is not considered independent because he is an employee of our company.

The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As described more fully below, the Board of Directors has also determined that each current member of the Compensation Committee, and each current member of the Audit Committee and the Nominating and Corporate Governance Committee, as well as each director and director nominee that we expect to serve on such committees after the 2025 Annual Meeting, meets the independence standards applicable to those committees prescribed by Nasdaq and the SEC.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation, our Board of Directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Leadership Structure of the Board of Directors

Our amended and restated bylaws and corporate governance guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board of Directors and Chief Executive Officer or to implement a lead director in accordance with its determination that utilizing any particular structure would be in the best interests of our company. Mr. Lanfear currently serves as the Chairman of the Board of Directors and Mr. Wahlström currently serves as the lead independent director of the Board of Directors. All of our directors are encouraged to make suggestions for Board meeting agenda items. In addition, in his role as lead independent director, Mr. Wahlström presides over the executive sessions of the Board of Directors in which Mr. Lanfear, as the Chief Executive Officer, does not participate, and serves as a liaison to management on behalf of the independent members of the Board of Directors.

Our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of the Board of Directors in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures and considers and approves or disapproves any related-persons transactions. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors and Committees

During 2024, the Board of Directors met six times, the Audit Committee met four times, the Compensation Committee met six times and the Nominating and Corporate Governance Committee did not meet. In that year, each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served which occurred while such director was a member of the Board of Directors and such committees. As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

●	appoints our independent registered public accounting firm;
●	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
●	determines the engagement of the independent registered public accounting firm;
●	reviews and approves the scope of the annual audit and the audit fee;
●	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
●	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;
●	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
●	is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
●	reviews our critical accounting policies and estimates; and
●	reviews the Audit Committee charter and the Audit Committee’s performance.

The current members of our Audit Committee are Mark D. Stolper, Mats L. Wahlström, Ali J. Satvat, Rita A. Karachun and Georgia Erbez. Mr. Stolper serves as the Chair of the Audit Committee. After the 2025 Annual Meeting, and subject to election by our stockholders in the case of Mr. Satvat and Ms. Karachun, we expect that our Audit Committee will be composed of Mr. Wahlström, Mr. Satvat, Ms. Karachun and Ms. Erbez. The Board of Directors resolved that Ms. Karachun will serve as the new Chair of the Audit Committee effective immediately prior to the election of directors at the 2025 Annual Meeting.

Each of the current members of our Audit Committee meets or will meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board of Directors has determined that Mr. Wahlström is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the Audit Committee must also meet heightened independence standards. Our Board of Directors has determined that each of Messrs. Stolper, Wahlström and Satvat, Ms. Karachun and Ms. Erbez is independent under the heightened independence standards under the applicable rules of Nasdaq. Our Audit Committee has been established in accordance with the rules and regulations of the Exchange Act. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available to security holders on the Company’s website at https://investors.coherus.com.

Compensation Committee

Our Compensation Committee reviews and approves or recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves or recommends corporate goals and objectives relevant to compensation of our President and Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves or recommends to our Board of Directors the compensation of these officers based on such evaluations. The Compensation Committee also approves or recommends to our Board of Directors the grant of stock options and other awards under our stock plans. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter. The current members of our Compensation Committee are Charles Newton, Michael Ryan and Lee N. Newcomer, MD. Charles Newton serves as the Chair of the Compensation Committee. After the 2025 Annual Meeting, and subject to the election by our stockholders of Mr. Ryan, we expect that our Compensation Committee will continue to be composed of Charles Newton, as Chair, Michael Ryan and Lee N. Newcomer, MD.

Each of the current members of our Compensation Committee is “independent” under the applicable rules and regulations of Nasdaq, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Compensation Committee charter is available to security holders on the Company’s website at https://investors.coherus.com.

Our Compensation Committee has retained Aon plc, or Aon, a nationally recognized compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the Compensation Committee in developing appropriate incentive plans for our executives on an annual basis, to provide the Compensation Committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Aon reports directly to the Compensation Committee and does not provide any non-compensation-related services to us. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Aon addressed each of the six independence factors established by the SEC and Nasdaq with our Compensation Committee. Its responses affirmed the independence of Aon on executive compensation matters. Based on this assessment, our Compensation Committee determined that the engagement of Aon does not raise any conflicts of interest or similar concerns. In addition, our Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors and concluded their work for our Compensation Committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board of Directors concerning governance matters. The current members of our Nominating and Corporate Governance Committee are Mats L. Wahlström, Ali J. Satvat and Jill O’Donnell-Tormey, Ph.D. Ali J. Satvat serves as the Chair of the Nominating and Corporate Governance Committee. After the 2025 Annual Meeting, and subject to election by our stockholders in the case of Mr. Satvat and Ms. O’Donnell-Tormey, we expect that our Nominating and Corporate Governance Committee will continue to be composed of Ali J. Satvat, as chair, Mats L. Wahlström and Jill O’Donnell-Tormey, Ph.D.

Each of the current members of our Nominating and Corporate Governance Committee, as well as the expected members of our Nominating and Corporate Governance Committee after the 2025 Annual Meeting, is or will be an “independent director” under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. Following the 2025 Annual Meeting, we will continue to comply with Nasdaq’s rules regarding independent director oversight of director nominations under either Nasdaq Rule 5605(e)(1)(A) or 5605(e)(1)(B). The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Nominating and Corporate Governance Committee charter is available to security holders on the Company’s website at https://investors.coherus.com.

The Nominating and Corporate Governance Committee will consider individuals who are properly proposed by stockholders to serve on the Board of Directors in accordance with laws and regulations established by the SEC and the Nasdaq listing requirements, our bylaws and applicable corporate law, and make recommendations to the Board of Directors regarding such individuals based on the established criteria for members of our Board of Directors. The Nominating and Corporate Governance Committee may consider in the future whether we should adopt a more formal policy regarding stockholder nominations.

For a stockholder to make any nomination for election to the Board of Directors at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public announcement of the date of such annual meeting is first made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at Coherus BioSciences, Inc., 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the anniversary of the previous year’s annual meeting (no later than April 12, 2026 for our annual meeting of stockholders to be held in 2026). However, if the date of our annual meeting to be held in 2026 has changed by more than 30 days from June 11, 2026, then notice must be provided by the later of 60 days before the date of our annual meeting to be held in 2026 or the tenth day after the day on which we publicly announce the date of our annual meeting to be held in 2026.

Board Diversity

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity;
●	ethics and values;
●	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
●	experience in the industries in which we compete;
●	experience as a board member or executive officer of another publicly held company;
●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
●	conflicts of interest; and
●	practical and mature business judgment.

Currently, our Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at https://investors.coherus.com. We will disclose any substantive amendments to the code of business conduct and ethics, or any waiver of its provisions, on our website. The references to our website in this proxy statement do not constitute incorporation by reference of the information contained at or available through our website.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy and Procedures, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as zero-cost collars and forward sale contracts, or otherwise engaging in transactions that hedge, or are designed to hedge, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director or employee to no longer have the same objectives as the Company’s other stockholders. A copy of our Insider Trading Compliance Policy and Procedures is attached as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 15, 2025.

Equity Award Timing Policies and Practices

We generally grant equity awards at regularly scheduled Board of Director or Compensation Committee meetings. We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the Compensation Committee before granting an equity award, the Compensation Committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.

During fiscal year 2024, except for the option granted to our Chief Financial Officer on the date of his promotion as set forth in the table below, we did not grant stock options to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Percentage Change in the Closing
Market Price of the Securities
Underlying the Award Between the
Trading Day Ending Immediately
			Exercise		Prior to the Disclosure of Material
		Number of	Price	Grant Date	Nonpublic Information and the
		Securities	of the	Fair Value	Trading Day Ending Immediately
		Underlying	Award	of the	Following the Disclosure of
Name	Grant Date	the Award	($/Sh)	Award ($)	Material Nonpublic Information
Bryan McMichael	8/7/2024	75,000	1.24	61,388	15.3%

Limitation on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
●	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law.

We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage. To the extent the indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Director Attendance at Annual Meetings

Our Board of Directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our Board of Directors and management team encourage all of our directors to attend the 2025 Annual Meeting.

Stockholder Communications with the Board of Directors

A stockholder may communicate with the Board of Directors, or an individual director, by sending written correspondence to the Company’s Corporate Secretary at Coherus BioSciences, Inc., 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065. The Corporate Secretary will review such correspondence and forward it to the Board of Directors, or an individual director, as appropriate.

Compensation Recovery (Clawback) Policy

Our Board of Directors adopted the Company’s Policy for Recovery of Erroneously Awarded Compensation, or the Clawback Policy, effective as of December 1, 2023, applicable to our current and former executive officers, as defined in Exchange Act Rule 10D-1(d), in accordance with SEC rules and the applicable Nasdaq listing standards. This Clawback Policy applies to incentive-based compensation that is granted, earned or vested wholly or in part upon attainment of one or more financial reporting measures, each a Financial Reporting Measure, that is received by an executive officer (1) after beginning service as an executive officer, (2) who served as an executive officer at any time during the performance period for that compensation and (3) during the three completed fiscal years immediately preceding the date on which the Company concludes, or reasonably should have concluded, that the Company is required to prepare a restatement with respect to any such Financial Reporting Measure. The Clawback Policy provides that, in the event of a restatement of our financial statements due to material noncompliance with financial reporting requirements, the administrator of the Clawback Policy will recover (subject to limited exceptions) the amount (as determined on a pre-tax basis) of incentive-based compensation erroneously received by an executive officer (i.e., in the event that the amount of such compensation was calculated based on the achievement of certain financial results that were subsequently revised due to the restatement, and the amount of the incentive-based compensation that would have been earned by such executive officer had the financial results been properly reported would have been lower than the amount actually paid).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2023, there were no transactions to which we have been a party, in which the amount involved exceeds the lesser of (A) $120,000 or (B) one percent (1%) of the average of our total assets at year end for the two last completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

NON-EMPLOYEE DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth information for the year ended December 31, 2024 regarding the compensation awarded to, earned by or paid to our non-employee directors:

	Fees Earned or	Option Awards
Name	Paid in Cash ($)	($)(1)	Total ($)
Georgia Erbez (2)	60,000	227,390	287,390
Rita A. Karachun (3)	45,000	198,122	243,122
Lee N. Newcomer, MD	59,375	130,782	190,157
Charles W. Newton	78,125	130,782	208,907
Jill O'Donnell-Tormey, Ph.D.	55,000	130,782	185,782
Michael Ryan	68,750	130,782	199,532
Ali J. Satvat	79,375	—	79,375
Mark D. Stolper (4)	70,000	130,782	200,782
Kimberly J. Tzoumakas (5)	55,000	130,782	185,782
Mats L. Wahlström	121,250	130,782	252,032

(1)	Amount represents the grant date fair value of options granted during the year ended December 31, 2024 as calculated in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 12 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. As of December 31, 2024, our non-employee directors held options to purchase the aggregate number of shares of our common stock set forth in the table below.

Shares Subject to
Name	Outstanding Options
Georgia Erbez	168,000
Rita A. Karachun	168,000
Lee N. Newcomer, MD	204,250
Charles W. Newton	204,250
Jill O'Donnell-Tormey, Ph.D.	204,250
Michael Ryan	166,000
Ali J. Satvat	110,000
Mark D. Stolper	237,250
Kimberly J. Tzoumakas	125,250
Mats L. Wahlström	382,250

(2)	Ms. Erbez was appointed to our board of directors in February 2024.
(3)	Ms. Karachun was appointed to our board of directors in May 2024.
(4)	Mr. Stolper notified the Board of Directors of his intention not to stand for re-election to the Board at the 2025 Annual Meeting in April 2025.
(5)	Ms. Tzoumakas resigned from our board of directors effective in December 2024.

Our director compensation policy (the “Director Compensation Policy”) as in effect in January 2024 to April 2024 provides for both cash retainer fees and automatic, non-discretionary equity grants. Pursuant to the Director Compensation Policy as in effect for January 2024 to April 2024, our non-employee directors receive the following cash compensation:

●	Each non-employee director receives an annual cash retainer in the amount of $50,000 per year.
●	The lead independent director receives an additional cash retainer in the amount of $30,000 per year.

●	The chairperson of the Audit Committee receives additional cash compensation in the amount of $20,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee receives additional cash compensation in the amount of $10,000 per year for such member’s service on the Audit Committee.
●	The chairperson of the Compensation Committee receives additional cash compensation in the amount of $15,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee receives additional cash compensation in the amount of $7,500 per year for such member’s service on the Compensation Committee.
●	The chairperson of the Nominating and Corporate Governance Committee receives additional cash compensation in the amount of $10,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee receives additional cash compensation in the amount of $5,000 per year for such member’s service on the Nominating and Corporate Governance Committee.
●	In April 2024 our Board of Directors made changes to the Director Compensation Policy as described below:
o	The lead independent director receives an additional cash retainer in the amount of $40,000 per year.
o	The chairperson of the Compensation Committee receives additional cash compensation in the amount of $20,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee receives additional cash compensation in the amount of $10,000 per year for such member’s service on the Compensation Committee.
o	The chairperson of the Strategic Transaction Committee receives additional cash compensation in the amount of $25,000 per year for such chairperson’s service on the Strategic Transaction Committee. Each non-chairperson member of the Strategic Transaction Committee receives additional cash compensation in the amount of $12,500 per year for such member’s service on the Strategic Transaction Committee.

Under the Director Compensation Policy, we grant each non-employee director an option to purchase 168,000 shares of our common stock in connection with his or her initial appointment or election to our Board of Directors, and an option to purchase 112,000 shares of our common stock on an annual basis. The initial grant vests and becomes exercisable for 1/3rd of the total number of shares after one year and with 1/36th of the total number of shares vesting monthly thereafter so that all of the shares are vested after three years, subject to continued service on our Board of Directors. The annual grant vests and becomes exercisable in full on the one-year anniversary of the date of grant, subject to continued service on the Board of Directors. Each option has an exercise price equal to the closing trading price of our common stock on the date of grant or, if the date of grant is not a trading day, the immediately preceding trading day.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 29, 2025:

Name	Age	Position(s)
Dennis M. Lanfear	69	President, Chief Executive Officer and Chairman of the Board of Directors
Bryan McMichael	46	Chief Financial Officer

Mr. Lanfear’s biographical information is set forth in “Proposal No. 1 – Election of Directors” in this proxy statement.

Bryan McMichael has served as our Chief Financial Officer since August 2024. Mr. McMichael previously served as our Interim Chief Financial Officer from December 2023 to July 2024 and served as our Executive Vice President, Accounting and Corporate Controller from September 2022 to July 2024. Starting March 2021, Mr. McMichael held the role of Senior Vice President, Accounting and Corporate Controller at the Company. Prior to joining the Company, Mr. McMichael worked for Gilead Sciences, Inc. from May 2016 to March 2021 and most recently held the position of Executive Director, Assistant Controller. Prior to joining Gilead Sciences, Inc., Mr. McMichael served in various roles at NetApp, Inc. and PricewaterhouseCoopers LLP in the United States and in Europe. Mr. McMichael is a Certified Public Accountant and holds a Bachelor of Science degree in Business Administration from San Diego State University.

EXECUTIVE COMPENSATION

As a “smaller reporting company,” as such term is defined in the rules promulgated under the Securities Act, we have opted to comply with the scaled executive compensation disclosure rules applicable to smaller reporting companies, which require compensation disclosure for our principal executive officer during 2024 and each of our two other most highly compensated executive officers during 2024. We refer to these individuals as our named executive officers, or NEOs. Our NEOs for 2024 and their positions at the end of fiscal 2024 were as follows:

●	Dennis M. Lanfear, President and Chief Executive Officer;
●	Bryan McMichael, Chief Financial Officer; and
●	Paul Reider, Chief Commercial Officer.

Bryan McMichael was appointed as Chief Financial Officer by our Board of Directors effective August 1, 2024. Mr. McMichael previously held the position of Interim Chief Financial Officer.

Paul Reider notified us on April 16, 2025 of his resignation as Chief Commercial Officer effective on April 30, 2025 in order to pursue other opportunities.

Summary Compensation Table

The following table sets forth total compensation earned by our NEOs for the fiscal years presented.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	Total ($)
Dennis M. Lanfear	2024	1,013,410	—	2,873,088	902,184	13,627	4,802,309
President, Chief Executive Officer and Chairman of the Board of Directors	2023	982,873	777,975	3,297,706	829,920	9,450	5,897,924
Bryan McMichael	2024	467,767	—	320,775	236,828	7,500	1,032,870
Chief Financial Officer (4)	2023	445,732	112,750	342,402	161,834	7,500	1,070,218
Paul Reider	2024	559,241	—	732,036	262,980	103,158	1,657,415
Chief Commercial Officer (5)	2023	537,680	360,800	715,701	241,467	74,911	1,930,559

(1)

These amounts represent the aggregate grant date fair value of options granted to our NEOs during the fiscal year, as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value are set forth in Note 12 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(2)	These amounts for fiscal year 2024 represent the bonuses awarded to our NEOs based on achievement of our corporate goals at 99.3% under our 2024 annual bonus plan for our NEOs.
(3)

Amounts reported for fiscal year 2024 constituted: (i) $7,500 of matching contributions under our 401(k) plan for each NEO; (ii) $1,950 for physician concierge services and $4,177 for reimbursement of health club expenses paid on behalf of Mr. Lanfear; and (iii) $95,658 housing allowance for Mr. Reider, which includes a gross up for taxes (in the amount of $30,658) so that he received an amount after taxes that was sufficient to pay for temporary housing close to our headquarters office in Redwood City, California.

(4)	Mr. McMichael was appointed as Chief Financial Officer effective August 1, 2024.
(5)	Mr. Reider notified us on April 16, 2025 of his resignation as Chief Commercial Officer effective on April 30, 2025 in order to pursue other opportunities.

Executive Compensation Objectives and Philosophy

The key objective in our executive compensation program is to attract, motivate and reward leaders with the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program is designed to:

●	Attract and retain talented and experienced executives in a competitive and dynamic market;
●	Motivate our NEOs to help the Company achieve the best possible financial and operational results;
●	Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and
●	Align the long-term interests of our NEOs with those of our stockholders.

We strive to set our overall total compensation at a competitive level. Executives may be compensated above or below similarly situated executives at our peer group companies based on other factors such as experience, performance, scope of position and the competitive demand for proven executive talent.

Stockholder Advisory Vote on Executive Compensation

At our 2024 annual meeting of stockholders, our stockholders approved in a non-binding, advisory vote the compensation of our NEOs. Our compensation committee reviewed the result of this vote, and, in light of the approval by a majority of our stockholders of the compensation programs described in our 2024 proxy statement (representing 68.8% of the votes cast), did not implement any significant changes to our executive compensation program as a result of the vote. At our 2022 annual meeting of stockholders, our stockholders voted in a non-binding, advisory vote in favor of having a non-binding stockholder vote on executive compensation annually. Consistent with the stated preference of a majority of our stockholders (representing approximately 74% of the votes cast), our next planned advisory vote on our NEOs’ compensation will be held at our upcoming 2025 Annual Meeting and is included as Proposal No. 3 in this proxy statement.

Components of Compensation

The primary elements of our NEOs’ compensation and the main objectives of each are:

●	Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities and provides stable income;
●	Annual Performance-Based Incentive Compensation. Annual performance bonuses promote short-term performance objectives and reward executives for their contributions toward achieving those objectives; and
●	Equity Based Long-Term Incentive Compensation. Equity compensation, provided in the form of stock options for 2024, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. We also provide for severance and change in control benefits, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2024 is described further below.

Base Salary

Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee annually reviews and determines the base salaries of our executives and evaluates the base salaries of new hires at the time of hire. In March 2024, our Compensation Committee approved base salary increases of 4% for each of

Mr. McMichael and Mr. Reider and our Board of Directors approved a base salary increase of 4% for Mr. Lanfear in April 2024. In connection with his promotion to the office of Chief Financial Officer, our Board of Directors approved an additional base salary increase of 7.5% for Mr. McMichael in August 2024.

The table below shows our NEOs’ 2024 and 2023 annual base salaries following such determinations.

	Annual Base Salary
Name	2024	2023
Dennis M. Lanfear	$908,544	$873,600
Bryan McMichael	$456,779	$421,162
Paul Reider	$528,737	$508,352

Annual Performance-Based Incentive Compensation

Our annual performance-based bonus program is designed to motivate our executives to meet or exceed company-wide short-term performance objectives. Our annual bonus program provides for the payment of cash bonuses based on each NEO’s target annual bonus and our overall achievement of corporate performance objectives and, for each NEO other than Mr. Lanfear an assessment of individual performance.

The Company maintains a team-based approach to target bonuses, in which employees at the same level are eligible to receive the same target bonus as a percentage of base salary. These levels remained the same as in 2023. Thus, for 2024, our CEO’s target bonus was 100% of his base salary and our other NEOs’ target bonuses were 50% of their respective base salaries.

Under our annual bonus program, corporate goals and performance targets are reviewed and approved by the Compensation Committee, which gives its recommendations to the Board of Directors. In March 2025, the Compensation Committee reviewed our 2024 performance under our corporate goals and determined overall corporate achievement under our annual bonus program of 99.3% for our NEOs other than our CEO. In March 2025, the Board of Directors subsequently determined, after reviewing the recommendations from the Compensation Committee, overall corporate achievement under our annual bonus program of 99.3% for our CEO.

Our Compensation Committee assessed the individual performance of each of our NEOs other than Mr. Lanfear and assigned an individual performance factor that was combined with our corporate achievement of 99.3% to result in a combined bonus percentage of 99.5% based on a full discussion and evaluation of their performance during 2024.

The dollar values of the portion of our NEOs’ 2024 annual bonuses based on our corporate achievement of 99.3% and the individual factors described above are set forth in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” above.

Equity-Based Long-Term Incentive Awards

Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay. In 2024, we granted equity-based compensation to our NEOs in the form of stock options and, for our NEOs other than our CFO, performance stock options pursuant to our 2014 Equity Incentive Award Plan.

During fiscal year 2024, our Compensation Committee and, in the case of Mr. Lanfear and the performance stock option grants, our Board of Directors made the following equity-based grants to our NEOs:

	Number of Shares Underlying	Number of Shares Underlying
	Service-Based	Performance-Based
Name	Stock Options (#)	Stock Options (#)
Dennis M. Lanfear	575,000	1,222,500
Bryan McMichael	200,000	—
Paul Reider	160,000	280,000

The stock option grants were made in January 2024 in connection with the Board’s annual review of NEO performance, except that Mr. McMichael received an additional grant of stock options in August 2024 in connection with his promotion from Interim Chief Financial Officer to Chief Financial Officer. The stock option awards vest monthly over four years from the applicable date of grant, except for the performance stock option grants, which vest upon the certification of the Board of the applicable performance milestone for the performance stock option and the option granted to Mr. McMichael in August 2024, which vests over four years with 1/4th of the shares underlying the award vesting on the one-year anniversary of the grant date and 1/48th of the shares underlying the award vesting on a monthly basis thereafter.

Retirement Savings, Health and Welfare Benefits

Our NEOs participate in our company-sponsored benefit programs on generally the same basis as other salaried employees, including a standard complement of health and welfare benefit plans and a 401(k) plan, which is intended to qualify under Section 401(k) of the Code. Under the 401(k) plan, each employee may elect to contribute up to a maximum of 90% of his or her salary, not to exceed the contribution amount allowed by the IRS. During 2024, we made matching contributions into our 401(k) plan of 100% of the first 4% of each participant’s eligible compensation up to a $7,500 maximum. Of our NEOs, Mr. Lanfear, Mr. McMichael and Mr. Reider each earned the $7,500 matching contribution in 2024.

Perquisites and Other Personal Benefits

We provide only limited perquisites and personal benefits to our NEOs, including, for our Chief Commercial Officer, a housing allowance, and for our CEO, concierge physician services and reimbursement of health club expenses. We provided a housing allowance of $95,658 for our Chief Commercial Officer in 2024. We require our Chief Commercial Officer, who lives in Ohio, to regularly work on-site at our headquarters in Redwood City, California with our other senior leaders.

We do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective or for recruitment, motivation, recognition or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.

Severance and Change in Control Arrangements

Our Compensation Committee adopted an Executive Change in Control and Severance Plan, or the Severance Plan, in April 2017 that was amended and restated in January 2023 that provides for severance benefits and payments upon certain involuntary terminations, including in connection with a change in control. Our Compensation Committee believes that severance and change in control protections are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such protections can serve to mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The severance benefits provided are designed to provide our NEOs with treatment that is competitive with market practices.

The Severance Plan provides for the payment of severance and other benefits in the event of a termination of employment by the Company other than for “cause” or by the executive’s “constructive termination” (each as defined in the Severance Plan and each such termination, a “Covered Termination”).

In the event of a Covered Termination of an NEO other than during the 12-month period following a “change in control” (as defined in the Severance Plan), the Severance Plan provides for the following payments and benefits to such NEO, subject to the NEO’s delivery to the Company of a general release of all claims against the Company and its affiliates (a “Release”): (i) continued payment of the NEO’s base salary during a specified period (the “Severance Period”), which is 24 months in the case of our CEO and 12 months in the case of our other NEOs; (ii) payment or reimbursement of healthcare premiums until up to the last day of the Severance Period; and (iii) vesting of the NEO’s outstanding equity awards to the same extent such equity awards would have vested had the NEO remained employed by the Company during the Severance Period.

In the event of a Covered Termination of an NEO during the 12-month period following a change in control, the Severance Plan provides for the following payments and benefits, subject to the NEO’s delivery to the Company of a Release: (i) an amount equal to the base salary the NEO would have received during the Severance Period, payable in a cash lump sum; (ii) payment or reimbursement of healthcare premiums until up to the last day of the applicable Severance Period; and (iii) full accelerated vesting of all outstanding equity awards.

The Severance Plan also includes parachute payment “best pay” provision, under which payments and benefits will either be made to the NEO in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 280G of the Code, whichever of the foregoing amounts is greater on an after-tax basis.

Outstanding Equity Awards at 2024 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2024:

			Option Awards(1)					Stock Awards(2)
					Equity Incentive				Market
			Number of	Number of	Plan Awards:			Number of	Value of
			Securities	Securities	Number of Securities			Shares or	Shares or
			Underlying	Underlying	Underlying	Option		Units of	Units of
	Vesting		Unexercised	Unexercised	Unexercised	Exercise	Option	Stock That	Stock that
	Commencement		Options (#)	Options (#)	Unearned	Price	Expiration	Have Not	Have Not
Name	Date		Exercisable	Unexercisable	Options (#)	($)	Date	Vested (#)	Vested ($)(3)
Dennis Lanfear	4/1/2015		250,000	—	—	29.00	4/1/2025
	4/1/2015		150,000	—	—	29.00	4/1/2025
	4/1/2015		35,000	—	—	25.26	5/21/2025
	5/6/2016		323,889	—	—	17.17	5/11/2026
	8/1/2017		200,000	—	—	12.70	8/6/2027
	2/1/2018		400,000	—	—	10.05	2/1/2028
	1/11/2019		450,000	—	—	12.37	1/11/2029
	1/10/2020		500,000	—	—	17.73	1/10/2030
	1/23/2021		489,583	10,417	—	18.33	1/23/2031
	2/1/2021		125,000	—	—	17.60	2/1/2031
	1/4/2022		293,489	109,011	—	15.94	1/4/2032
	1/4/2022							28,750	39,675
	1/5/2023		192,864	209,636	—	10.37	1/5/2033
	6/13/2023	(4)	112,500	112,500	—	5.44	6/13/2033
	1/20/2023							57,500	79,350
	1/5/2024		131,770	443,230	—	3.14	1/5/2034
	4/11/2024	(5)	76,500	—	306,000	2.41	4/11/2034
	4/11/2024	(5)	120,000	—	480,000	2.41	4/11/2034
	5/29/2024	(5)	—	—	240,000	1.84	5/29/2034
Bryan McMichael	3/29/2021		93,750	6,250	—	14.76	3/29/2023
	1/7/2022		18,229	6,771	—	14.67	1/7/2032
	1/7/2022							4,166	5,749
	9/7/2022		8,437	6,563	—	10.78	9/7/2032
	1/4/2023		11,979	13,021	—	9.87	1/4/2033
	3/27/2023		10,937	14,063	—	6.00	3/27/2033
	6/13/2023	(4)	15,000	15,000	—	5.44	6/13/2033
	1/20/2023							8,333	11,500
	1/2/2024		28,645	96,355	—	3.14	1/2/2034
	8/1/2024	(6)	—	75,000	—	1.24	8/7/2034
Paul Reider	3/22/2021		117,187	7,813	—	14.76	4/28/2031
	12/13/2021		30,000	10,000	—	17.06	12/13/2031
	1/4/2022		27,343	10,157	—	15.94	1/4/2032
	1/4/2022							6,250	8,625
	1/4/2023		38,333	41,667	—	9.87	1/4/2023
	1/20/2023							26,666	36,799
	6/13/2023	(4)	35,000	35,000	—	5.44	6/13/2033
	1/2/2024		36,666	123,334	—	3.14	1/2/2034
	4/11/2024	(5)	40,000	—	160,000	2.41	4/11/2034
	5/29/2024	(5)	—	—	80,000	1.84	5/29/2034

(1)

Other than as otherwise noted, the unvested portion of each option vests and becomes exercisable in substantially equal monthly installments through the fourth anniversary of the vesting commencement date, subject to continued service through the applicable vesting date.

(2)

Except as otherwise noted, each restricted stock unit award vests in substantially equal annual installments through the third anniversary of the vesting commencement date, subject to continued service through the applicable vesting date.

(3)	Amounts shown are based on the number of restricted stock units multiplied by the closing trading price of our common stock of $1.38 per share on December 31, 2024, the last trading day in 2024.

(4)	The option award vests annually over two years from the applicable vesting commencement date, subject to continued service through the applicable vesting date.
(5)	The performance stock option awards vest upon the certification from the Board that the applicable performance milestone for such performance stock option has been achieved.
(6)

The option award vests monthly over four years from the applicable vesting commencement date with 1/4th of the shares underlying the award vesting on the one-year anniversary of the grant date and 1/48th of the shares underlying the award vesting on a monthly basis thereafter, subject to continued service to the Company through the applicable vesting date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2024, regarding existing compensation plans, under which equity securities of the Company are authorized for issuance.

	Number of Securities				Number of Securities
	to				Remaining Available
	be Issued Upon				for Future Issuance
	Exercise				Under Equity
	of Outstanding		Weighted-		Compensation
	Option		Average Exercise		Plans (Excluding
	Awards and		Price of		Securities Reflected
	Restricted		Outstanding		in
Plan Category	Stock Units (a)		Option Awards		Column (a))
Equity compensation plans approved by stockholders(1)	25,955,635	(3)	$9.66	(4)	7,700,075	(5)
Equity compensation plans not approved by stockholders(2)	3,517,712	(3)	$13.24	(4)	—
Total	29,473,347		$10.10		7,700,075

(1)	Consists of the Coherus Biosciences, Inc. Amended and Restated 2014 Equity Incentive Award Plan (the “2014 Plan”), 2014 Employee Stock Purchase Plan (the “ESPP”) and 2010 Equity Incentive Plan, as amended.
(2)	Consists of the Coherus Biosciences, Inc. 2016 Employment Commencement Incentive Plan (the “2016 Plan”). The 2016 Plan provides for the grant of non-qualified stock options, restricted stock units, restricted stock awards, performance awards, dividend equivalents, deferred stock awards, deferred stock units, stock payment and stock appreciation rights to a person not previously an employee or director of the Company, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company. The 2016 Plan does not provide for any annual increases in the number of shares available. In connection with the approval of the amended and restated 2014 Plan in 2024, we agreed that we would not make any new awards under the 2016 Plan after the effective date of the amended and restated 2014 Plan. See also Note 12 to the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a description of the material features of the 2016 Plan.
(3)	Consists of shares of common stock underlying outstanding options and RSUs.
(4)	Represents the weighted average exercise price of outstanding options. The weighted average exercise price does not take into account outstanding RSUs.
(5)	Includes 6,010,528 shares under the 2014 Plan and 1,689,547 shares under the ESPP that were available for future issuance as of December 31, 2024, including for the ESPP an estimated 303,682 shares of our common stock potentially subject to purchase as of December 31, 2024, with respect to the offering period that runs from November 16, 2024 through May 15, 2025. The estimated shares of our common stock subject to purchase under the ESPP were calculated by dividing participant withholdings as of December 31, 2024 by a purchase price equal to the closing share price of our common stock on November 16, 2024 less the applicable program discount.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The percentage of shares beneficially owned is computed on the basis of 115,922,573 shares of our common stock outstanding as of April 24, 2025. Shares of our common stock that a person has the right to acquire within 60 days of April 24, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors, director nominees and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Coherus BioSciences, Inc., at 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065.

		Number of	Number of
	Number of	Shares	Shares of	Percentage of
	Outstanding	Convertible	Common	Common
	Shares	/Exercisable	Stock	Stock
	Beneficially	Within	Beneficially	Beneficial
Name of Beneficial Owner	Owned	60 Days	Owned	Ownership
5% and Greater Stockholders
The Vanguard Group, Inc.(1)	10,357,412		10,357,412	8.93%
BlackRock, Inc.(2)	7,617,701		7,617,701	6.57%
Thomas A. Satterfield, Jr.(3)	6,009,514		6,009,514	5.18%

Named Executive Officers and Directors
Ali J. Satvat(4)	3,036,576	90,000	3,126,576	2.70%
Dennis M. Lanfear(5)	1,204,723	3,711,013	4,915,736	4.11%
Lee N. Newcomer, MD(6)	—	204,250	204,250	*	%
Mats L. Wahlström(7)	99,988	287,250	387,238	*	%
Charles W. Newton(8)	—	204,250	204,250	*	%
Rita A. Karachun(9)	—	55,440	55,440	*	%
Bryan McMichael(10)	22,951	234,581	257,532	*	%
Jill O'Donnell-Tormey, Ph.D.(11)	—	204,250	204,250	*	%
Mark D. Stolper(12)	8,800	237,250	246,050	*	%
Michael Ryan(13)	—	146,500	146,500	*	%
Georgia Erbez(14)	—	61,620	61,620	*	%
Paul Reider(15)	82,069	407,030	489,099	*	%
All directors and executive officers as a group (11 persons)(16)	4,373,038	5,436,404	9,809,442	8.08%

*Beneficial Ownership representing less than one percent.

(1)	Based on information contained in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, The Vanguard Group and its affiliates and subsidiaries have beneficial ownership of an aggregate of 10,357,412 shares of the Company’s common stock. The Vanguard Group has shared power to vote 155,709 shares of the Company’s common stock and sole power to dispose of 10,125,863 shares of the Company’s common stock and shared power to dispose of 231,549 shares of the Company’s common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(2)	Based on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on April 17, 2025, BlackRock, Inc., and its affiliates and subsidiaries have beneficial ownership of an aggregate of 7,617,701 shares of the Company’s common stock, BlackRock, Inc. has sole power to vote 7,509,801 shares of the Company’s common stock and sole power to dispose of 7,617,701 shares of the Company’s common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)	Based on information contained in a Schedule 13G filed by Thomas A. Satterfield, Jr. with the SEC on April 16, 2025, Mr. Satterfield has beneficial ownership of an aggregate of 6,009,514 shares of the Company’s common stock. Mr. Satterfield has sole power to vote 585,000 shares of the Company’s common stock, shared power to vote 5,424,514 shares of the Company’s common stock, sole power to dispose of 585,000 shares of the Company’s common stock and shared power to dispose of 5,424,514 shares of the Company’s common stock. The address for Mr. Satterfield is 15 Colley Cove Drive, Gulf Breeze, FL 32561.

(4)	Consists of the 3,036,576 shares held by KKR Biosimilar L.P. KKR Biosimilar GP LLC is the sole general partner of KKR Biosimilar L.P. KKR Fund Holdings L.P. is the sole member of KKR Biosimilar GP LLC. The general partners of KKR Fund

Holdings L.P. are KKR Fund Holdings GP Limited and KKR Group Holdings L.P. The sole shareholder of KKR Fund Holdings GP Limited is KKR Group Holdings L.P. The sole general partner of KKR Group Holdings L.P. is KKR Group Limited. The sole shareholder of KKR Group Limited is KKR & Co. L.P. The sole general partner of KKR & Co. L.P. is KKR Management LLC. The designated members of KKR Management LLC are Messrs. Kravis and Roberts. Each of KKR Biosimilar GP LLC, KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Holdings L.P., KKR Group Limited, KKR & Co. L.P., KKR Management LLC, and Messrs. Kravis and Roberts disclaim beneficial ownership over all shares held by KKR Biosimilar L.P. except to the extent of their indirect pecuniary interests therein. The address of the entities affiliated with Kohlberg Kravis Roberts & Co. L.P. and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, Suite 7500, New York, NY 10001. The address of Messrs. Roberts and Satvat is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Mr. Satvat disclaims beneficial ownership of the shares held by KKR Biosimilar L.P., except to the extent of his pecuniary interest therein. Also includes 90,000 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 24, 2025.

(5)	Consists of (i) 432,684 shares of common stock held by Dennis M. Lanfear, as Trustee of the Lanfear Revocable Trust, dated January 27, 2004, as restated, (ii) 86,965 shares of common stock held by offering by Lanfear Capital Advisors, LLC, (iii) 685,074 shares of common stock held by Dennis M. Lanfear and (iv) 3,711,013 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 24, 2025 by Mr. Lanfear.

(6)	Consists of 204,250 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 24, 2025 by Dr. Newcomer.

(7)	Consists of (i) 99,988 shares of common stock held by Leonard Capital, LLC and (ii) 287,250 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 24, 2025 by Mr. Wahlström. The members of Leonard Capital, LLC are Mr. Wahlström and his spouse.

(8)	Consists of 204,250 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 24, 2025 by Mr. Newton.

(9)	Consists of 55,440 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 24, 2025 by Ms. Karachun.

(10)	Consists of (i) 22,951 shares of common stock and (ii) 234,581 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 24, 2025 by Mr. McMichael.

(11)	Consists of 204,250 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 24, 2025 by Dr. O’Donnell-Tormey.

(12)	Consists of (i) 8,800 shares of common stock and (ii) 237,250 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 24, 2025 by Mr. Stolper.

(13)	Consists of 146,500 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 24, 2025 by Mr. Ryan.

(14)	Consists of 61,620 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 24, 2025 by Ms. Erbez.

(15)	Consists of (i) 82,069 shares of common stock and (ii) 407,030 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 24, 2025 by Mr. Reider.

(16)	Includes (i) 3,556,225 shares held by entities affiliated with certain of our directors; (ii) 4,373,038 shares beneficially owned by our executive officers and directors, which includes the 3,556,225 shares held by such entities and 816,813 shares held by certain of our executive officers and directors; and (iii) 5,436,404 shares that may be acquired pursuant to the exercise of stock options within 60 days of April 24, 2025.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2024, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, other than one Form 4 that was filed two days late by Mr. Wahlström for a transfer of shares to an entity that he controls.

PAY VERSUS PERFORMANCE

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and its NEOs’ pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see “Executive Compensation” above.

The use of the term Compensation Actually Paid, or CAP, is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table Total values for the applicable year as described in the footnotes to the following table.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment based on Total Shareholder Return (TSR) (4)	Net Income (Loss)
(a)	(b)($)	(c)($)	(d)($)	(e)($)	(f)($)	(g)($ in 000's)
2024	4,802,309	2,364,913	1,345,143	860,228	9	28,507
2023	5,897,924	1,734,065	1,863,540	744,699	21	(237,892)
2022	6,866,396	212,826	2,122,124	470,265	50	(291,754)

(1)	Represents total compensation paid to the principal executive officer, or PEO, Mr. Dennis Lanfear, as reflected in the Summary Compensation Table.

(2)	The following table sets forth the adjustments made during each year presented to arrive at CAP to our PEO during each year:

	2024	2023	2022
	($)	($)	($)
Summary Compensation Table (SCT) Total Compensation	4,802,309	5,897,924	6,866,396
Deduct for amounts reported under the "Stock Awards" and "Option Awards" in the SCT	(2,873,088)	(4,075,681)	(5,071,908)
Fair value as of year-end of equity awards granted during the year that remain unvested	1,112,854	1,161,479	1,795,132
Change in fair value of prior years' equity awards that remain unvested as of year-end	(627,283)	(1,100,382)	(2,186,702)
Fair value on vesting date for awards granted and vested in the same year	317,940	248,745	433,008
Change in fair value from prior year-end to vesting date of prior years' awards that vested during year	(367,819)	(398,020)	(1,623,100)
Compensation Actually Paid (CAP)	2,364,913	1,734,065	212,826

(3)	The following table sets forth the adjustments made during each year presented to arrive at CAP to our non-PEO NEOs during each year:

	2024	2023	2022
	($)	($)	($)
Average SCT Total for Non-PEO NEOs	1,345,143	1,863,540	2,122,124
Deduct for amounts reported under the "Stock Awards" and "Option Awards" in the SCT	(526,406)	(963,378)	(1,372,424)
Fair value as of year-end of equity awards granted during the year that remain unvested	207,285	260,238	537,826
Change in fair value of prior years' equity awards that remain unvested as of year-end	(134,603)	(229,356)	(550,147)
Fair value on vesting date for awards granted and vested in the same year	49,899	121,694	86,062
Change in fair value from prior year-end to vesting date of prior years' awards that vested during year	(81,090)	(122,691)	(353,176)
Deduct fair value as of end of prior fiscal year of awards granted in any prior year that fail to meet vesting conditions during the fiscal year	—	(185,348)	—
Average CAP to Non-PEO NEOs	860,228	744,699	470,265

The non-PEO NEOs included in average compensation shown in columns (d) and (e) above are as follows:

2024	2023	2022
Paul Reider	McDavid Stilwell	McDavid Stilwell
Bryan McMichael	Vladimir Vexler, Ph.D.	Vladimir Vexler, Ph.D.
	Paul Reider
	Bryan McMichael

(4)	Total Shareholder Return, or TSR, represents the cumulative growth of a hypothetical $100 investment in the Company made as of December 31, 2021, reflected as of the end of each respective year.

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID (CAP) AND PERFORMANCE

The charts below show the graphical relationship between Compensation Actually Paid to our PEO and the average of the other NEOs (as shown in the above Pay versus Performance Table), and the following: Net Income (Loss) and Value of Initial Fixed $100 Investment based on TSR.

CAP vs Net Income (Loss)
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
CAP
$50,000,000
$-
$(50,000,000)
$(100,000,000)
$(150,000,000)
$(200,000,000)
$(250,000,000)
$(300,000,000)
$(350,000,000)
Net Income (Loss)
2022
2023
2024
PEO CAP
Non-PEO NEO CAP
Net income (loss)

CAP vs Value of Initial Fixed $100 Investment based on TSR
CAP
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
$60
$50
$40
$30
$20
$10
$-
Value of Initial Fixed $100 Investment based on TSR
2022
2023
2024
PEO CAP
Non-PEO NEO CAP
Coherus TSR

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (650) 463-4693 or by mail at 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

Use of Trademarks

Our logo and our other tradenames, trademarks and service marks appearing in this proxy statement are our property. Other tradenames, trademarks and service marks appearing in this proxy statement are the property of their respective owners. Solely for convenience, our trademarks and tradenames referred to in this proxy statement may appear without the ™ or ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor, to these trademarks and tradenames.

Annual Reports

This proxy statement is accompanied by our 2024 Annual Report to Stockholders, which is our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, or the Form 10-K. The Form 10-K includes our audited financial statements. We have filed the Form 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at https://investors.coherus.com. In addition, upon written request to the Company’s Corporate Secretary at 333 Twin Dolphin Drive, Suite 600, Redwood City, California 94065, we will mail a paper copy of our Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.

Other Matters

As of the date of this proxy statement, our Board of Directors knows of no other matters that will be presented for consideration at the 2025 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2025 Annual Meeting, then proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors:

/s/ Bryan McMichael
Bryan McMichael
Chief Financial Officer

Redwood City, California

April 29, 2025

APPENDIX A

AMENDMENT NO. 1

TO

COHERUS BIOSCIENCES, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 1 (this “Amendment”) to the 2014 Employee Stock Purchase Plan (the “Plan”) of Coherus BioSciences, Inc., a Delaware corporation (the “Company”) is made pursuant to Section 7.5 of the Plan, effective as of April 23, 2025.

WITNESSETH THAT:

WHEREAS, the Company presently maintains the Plan for the benefit of its employees and employees of its Designated Subsidiaries (as defined in the Plan); and

WHEREAS, pursuant to Section 7.5 of the Plan, the Board of Directors of the Company (the “Board”) may, in its sole discretion, amend, suspend, or terminate the Plan at any time; and

WHEREAS, an amendment to increase the number of shares of Common Stock subject to the Plan is not effective without the approval of the Company’s stockholders within twelve (12) months before or after an action by the Board to amend the Plan to increase the number of shares of Common Stock reserved for the Plan; and

WHEREAS, the Board believes it is in the best interests of the Company to amend the Plan as set forth in this Amendment.

NOW THEREFORE, the Plan is hereby amended as follows:

1.	Capitalized Terms. All capitalized terms used and not defined in this Amendment shall have the meanings given thereto in the Plan.
2.	Amendment to the Plan. Subject to the approval of the Company’s stockholders within 12 months after the effective date of this Amendment, Section 5.1 of the Plan is hereby amended to the following:

“Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be 5,020,000 shares of Common Stock may be issued under the Plan. Shares of Common Stock made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.”

3.	Ratification and Confirmation. Except as specifically amended by this Amendment, the Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect.
4.	Governing Law. To the extent not preempted by federal law, this Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to conflicts or choice of law principles.

*    *    *

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V74644-P33439 ! ! ! 01) Jill O'Donnell-Tormey, Ph.D. 02) Michael Ryan 03) Ali J. Satvat For All Withhold All For All Except For Against Abstain For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. COHERUS BIOSCIENCES, INC. COHERUS BIOSCIENCES, INC. 333 TWIN DOLPHIN DRIVE SUITE 600 REDWOOD CITY, CA 94065 Nominees: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. To elect three Class II directors to hold office until the 2028 Annual Meeting of Stockholders or until their successors are elected. The Board of Directors recommends you vote FOR the following: 2. To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. To vote on a non-binding, advisory basis to approve the compensation of the Company's named executive officers (a "Say-on-Pay" vote). 4. To approve the amendment to the Company's 2014 Employee Stock Purchase Plan (the "ESPP Amendment"). NOTE: The proxies may vote in their discretion upon such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof. The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CHRS2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 10, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V74645-P33439 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com COHERUS BIOSCIENCES, INC. Annual Meeting of Stockholders June 11, 2025 1:30 p.m. PDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Dennis M. Lanfear and Bryan McMichael, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Coherus BioSciences, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 p.m. PDT on June 11, 2025, via the Internet at www.virtualshareholdermeeting.com/CHRS2025, and any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side